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                                                                    EXHIBIT 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00289) pertaining to the Robbins & Myers, Inc. Savings Plan for Union Employees of our report dated May 16, 1997, with respect to the financial statements of the Robbins & Myers, Inc. Savings Plan for Union Employees included in this Annual Report (Form 11-K) for the year ended
December 31, 1996.


                                                  /s/ ERNST & YOUNG LLP

Dayton, Ohio
June 23, 1997